UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2008

AMERICA CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	001-06212 (Commission File Number)	56-0723480 (IRS Employer Identification No.)

701 Brickell Avenue, Miami, Florida 33131
 (Address of principal executive offices) (Zip Code)

 (Registrant's telephone number, including area code): (305) 536-1414

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

America Capital Corporation (the "Company") is mailing to holders of equity interests in the Company a notice (the "Notice") that, among other things: (i) the United States Bankruptcy Court for the Southern District of Florida (the "Bankruptcy Court") has approved the Company's First Amended Disclosure Statement in support of the Company's First Amended Plan of Liquidation (as it may be supplemented or amended, the "Plan"); (ii) the Bankruptcy Court will conduct a hearing to consider confirmation of the Plan on January 28, 2009 at 3:00 p.m. (Eastern Prevailing Time) before the Honorable A. Jay Cristol; (iii) the deadline for filing and serving objections to confirmation of the Plan is January 19, 2008; and (iv) under Article III of the Plan, equity interests in the Company are impaired and holders of equity interests in the Company will not be receiving any distribution under the Plan on account of such interest(s).  The foregoing description of the Notice is qualified in its entirety by reference to the Notice, which is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

The information in this report and Exhibit 99.1 attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
99.1	Notice to holders of equity interests in America Capital Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICA CAPITAL CORPORATION

Dated: December 22, 2008	By:	/s/ Steven R. Cook
Steven R. Cook
Executive Vice President

EXHIBIT INDEX

Exhibit Number	Description
99.1	Notice to holders of equity interests in America Capital Corporation

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